Exhibit 5.1

MDJM Ltd c/o Harneys Fiduciary (Cayman) Limited 4th Floor, Harbour Place 103 South Church Street PO Box 10240 Grand Cayman Cayman Islands	D +1 345 815 1877 E bradley.kruger@ogier.com Reference: BKR/TTU/426267.00001 20 September 2018

Dear Sirs

MDJM Ltd (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), filed with the Securities and Exchange Commission (Commission) under the U.S. Securities Act of 1933, as amended (Act) to date relating to the offering by the Company of the shares of the Company of par value US$0.001 each (the Shares). This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Registration Statement. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. In addition, we have examined the corporate and other documents listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

Ogier 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 345 949 9877 ogier.com	A list of Partners may be inspected on our website

MDJM Ltd

20 September 2018

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Issue of Shares

(b)	The issue and allotment of the Shares has been authorised by all requisite corporate action of the Company and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be validly issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, the Shares are only issued when they have been entered into the register of members of the Company.

Registration Statement – “Cayman Islands Taxation”

(c)	Insofar as the statements set forth in the Registration Statement under the caption “Cayman Islands Taxation” purport to summarise certain tax laws of the Cayman Islands, such statements are accurate in all material respects and such statements constitute our opinion.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity or effect of the Registration Statement (or as to how the commercial terms of the Registration Statement reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

MDJM Ltd

20 September 2018

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier

MDJM Ltd

20 September 2018

Schedule 1

Documents examined

1	The Certificate of Incorporation of the Company dated 26 January 2018 and the Certificate of Incorporation on Change of Name of the Company dated 7 May 2018 issued by the Registrar (the Certificate of Incorporation).

2	The amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 20 September 2018 (the M&A).

3	A Certificate of Good Standing dated 20 September 2018 issued by the Registrar in respect of the Company (the Good Standing Certificate).

4	The written resolutions of the directors of the Company passed on 20 September 2018 (the Board Resolutions).

MDJM Ltd

20 September 2018

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificate of Incorporation, the M&A, the Good Standing Certificate and the Board Resolutions is accurate and complete as at the date of this opinion.

5	The M&A is in full force and effect and has not been amended, varied, supplemented or revoked in any respect.

Status and Authorisation

6	In authorising the issue and allotment of Shares, each director of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

7	Any individuals who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to sign such documents and give such information.

8	No steps have been taken by the Company to wind up the Company and no resolutions have been passed by the shareholders of the Company (the Shareholders) to wind up the Company.

9	The Company is not subject to any legal, arbitral, administration or other proceedings and no notice of an application or order for the appointment of a liquidator or receiver of the Company or any of its assets or of a winding-up of the Company has been received by the Company.

10	The powers and authority of the directors of the Company as set out in the M&A have not been varied or restricted by resolution or direction of the Shareholders.

11	There have been no sealing regulations made by the directors of the Company, any committee of directors of the Company or the Shareholders pursuant to the M&A.

12	Each of the directors of the Company has disclosed to the Company all of his or her direct or indirect interests that conflict or may conflict to a material extent with the interests of the Company.

MDJM Ltd

20 September 2018

13	The directors of the Company at the date of the Board Resolutions, were and are:

(a)	Siping Xu;

(b)	Chunhui Sun;

(c)	Liding Sun;

(d)	Yang Li; and

(e)	Wei Guan.

14	The Board Resolutions have been duly signed by the directors of the Company and were passed in accordance with the M&A.

15	The Board Resolutions are in full force and effect, have not been amended, revoked or rescinded in any way and are the only resolutions passed by each of the directors of the Company relating to the matters referred to therein.

16	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence, the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company.

17	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement or the transactions contemplated by it or restrict the powers and authority of the Company in any way.

Sovereign immunity

18	The Company is not a sovereign entity of any state and does not have sovereign immunity for the purposes of the UK State Immunity Act 1978 (which has been extended by statutory instrument to the Cayman Islands).

MDJM Ltd

20 September 2018

Schedule 3

Qualifications

Good Standing

1	Under the Companies Law (Revised) (Companies Law) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Law.

3	In this opinion the phrase “non-assessable” means, with respect to Shares, that a member of the Company shall not, by virtue of its status as a member of the Company, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).